Exhibit 99

3M CEO Introduces Priorities for the Future, Sets Five-Year Financial Targets

3M also releases full-year guidance for 2019

ST. PAUL, Minn. - (Nov. 15, 2018) - Speaking today at the company’s Investor Day in St. Paul, 3M CEO Mike Roman will lay out new five-year financial objectives while introducing his priorities for the future. The four priorities — focused around Portfolio, Innovation, Transformation, and People and Culture — are positioning 3M for long-term growth and value creation.

These priorities are a key component of the 3M value model, and Roman will detail how that unique model will drive performance today and into the future. He will discuss 3M’s plans to continue actively managing its portfolio to maximize value, and how the company’s transformation initiative will enable greater productivity and continued margin expansion. The company will also emphasize how 3M science and technologies are being applied to high-growth areas such as automotive electrification, advanced wound care, connected safety, biopharma filtration, and data centers.

“As we work to deliver a strong close to 2018, we are positioning our company for success in 2019 and beyond — which includes taking actions around our four priorities,” said Mike Roman, 3M chief executive officer. “Our team is focused on growth, operational execution, and delivering for our customers and shareholders.”

3M’s new five-year financial objectives — covering 2019 through 2023 — are:

•                  3 to 5 percent organic local currency sales growth

•                  8 to 11 percent growth in earnings per share

•                  20 percent return on invested capital

•                  100 percent free cash flow conversion

In addition to its five-year goals, 3M will also outline its expectations for 2019:

•                  1 to 3 percent total sales growth

•                  2 to 4 percent organic local currency sales growth

•                  Earnings per share of $10.60 to $11.05

•                  20 to 25 percent EPS growth, on a GAAP basis

•                  7 to 11 percent EPS growth, adjusting for certain 2018 items

•                  22 to 25 percent return on invested capital

•                  95 to 105 percent free cash flow conversion (based on operating cash flow of $7.9 to $8.5 billion).

Refer to section entitled “Supplemental Financial Information, Non-GAAP Measures” for more detail.

In 2019, 3M plans to invest $2 billion in research and development — or approximately 6 percent of sales — along with $1.7 to $2 billion in capital expenditures. The company also plans gross share repurchases in the range of $2 to $4 billion for the year.

Today’s meeting will be webcast live beginning at 7:30 a.m. CST and is scheduled to end at noon CST. Investors can access this meeting via the following:

•                  Live webcast at http://investors.3M.com.

•                  Webcast replay:

Go to 3M’s Investor Relations website at http://investors.3M.com and click on “3M 2018 Investor Day.”

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “aim,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, and capital markets conditions and other factors beyond the Company’s control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) the Company’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and market acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company’s information technology infrastructure; (10) financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans; and (11) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2017, and any subsequent quarterly reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES

(Dollars in billions, except per share amounts)

(Unaudited)

						Estimated Full-
	Estimated Full-Year 2018					Year 2019
Adjusted income, earnings per share, & effective tax rate (non-GAAP measures)	Reported GAAP Measure	Adjustment for Measurement Period Accounting of TCJA	Adjustment for MN NRD Resolution	Adjustment for Communication Markets Division Divestiture, Net of Related Restructuring Actions	Adjusted Non- GAAP Measure (a)	Reported GAAP Measure

Income before taxes	$7.0 to $7.1	—	$0.9	($0.4)	$7.5 to $7.6
Provision for income taxes	$1.6 to $1.7	($0.2)	$0.2	($0.1)	$1.5 to $1.6
Effective tax rate	23% to 25%				20% to 21%

Net income attributable to 3M	$5.3 to $5.5	$0.2	$0.7	($0.3)	$5.9 to $6.1
Earnings per diluted share	$8.78 to $8.93	$0.36	$1.16	($0.40 - $0.45)	$9.90 to $10.00	$10.60 to $11.05
Earnings per diluted share percent change:
Estimated 2018 GAAP Measure to Estimated 2019 GAAP Measure						20% to 25%
Estimated 2018 Adjusted Non-GAAP Measure to Estimated 2019 GAAP Measure						7% to 11%

(a)                                 In February 2018, 3M reached an agreement with the State of Minnesota that resolved the previously disclosed Natural Resource Damages (NRD) lawsuit filed by the State against the Company related to certain PFCs present in the environment. Under the terms of the settlement, 3M agreed to provide an $850 million grant to the State for a special “3M Water Quality and Sustainability Fund.” This Fund will enable projects that support water sustainability in the Twin Cities East Metro region, such as continued delivery of water to residents and enhancing groundwater recharge to support sustainable growth. The projects will also result in habitat and recreation improvements, such as fishing piers, trails, and open space preservation. 3M recorded a pre-tax charge of $897 million, inclusive of legal fees and other related obligations, in the first quarter of 2018 associated with the resolution of this matter. Also, during the first quarter of 2018, 3M recorded a tax expense of $217 million related to a measurement period adjustment to the provisional amounts recorded in December 2017, from the enactment of the Tax Cuts and Jobs Act (TCJA). 3M’s provisional accounting continues to be subject to adjustment during the measurement period of up to one year following the December 2017 enactment of TCJA. In the second quarter of 2018, 3M completed the sale of substantially all of its Communication Markets Division and reflected a pre-tax gain of $494 million as a result of this divestiture. During the second quarter of 2018, management approved and committed to undertake certain restructuring actions related to addressing corporate functional costs following the Communication Markets Division divestiture. These actions resulted in a second quarter 2018 pre-tax charge of $105 million.

In addition to providing full-year estimated 2018 financial results in accordance with U.S. GAAP, the Company also provides non-GAAP measures that adjust for the impacts of the NRD resolution, measurement period adjustment to the impact of enactment of the TCJA, and the impact of the Communication Markets Division divestiture gain, net of restructuring actions. These items represent significant charges/benefits that impacted the Company’s financial results. Income before taxes, provision for income taxes, net income, earnings per share, and the effective tax rate are all measures for which 3M provides the estimated GAAP measure and an adjusted measure. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. The Company considers these non-GAAP measures in evaluating and managing the Company’s operations. The Company believes that discussion of results adjusted for this item is meaningful to investors as it provides a useful analysis of ongoing underlying operating trends. The determination of these items may not be comparable to similarly titled measures used by other companies.

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES — (CONTINUED)

(Dollars in millions, except full-year 2018 and 2019 estimates)

(Unaudited)

Full-Year
Major GAAP Cash Flow Categories	2017 Results

Net cash provided by operating activities	$6,240
Net cash used in investing activities	(3,086)
Net cash used in financing activities	(2,655)

Free Cash Flow (non-GAAP measure)		Full-Year 2018 Estimate (Billions)	Full-Year 2019 Estimate (Billions)

Net cash provided by operating activities	$6,240	$6.4 to $6.8	$7.9 to $8.5
Purchases of property, plant and equipment	(1,373)	($1.6)	($1.7 to $2.0)
Free cash flow (b)	4,867	$4.8 to $5.2	$5.9 to $6.8

Net income attributable to 3M	$4,858	$5.3 to $5.5	$6.2 to $6.5
Free cash flow conversion (b)	100%	90% to 95%	95% to 105%

(b)                                 Free cash flow and free cash flow conversion are not defined under U.S. generally accepted accounting principles (GAAP). Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The Company defines free cash flow conversion as free cash flow divided by net income attributable to 3M. The Company believes free cash flow and free cash flow conversion are meaningful to investors as they function as useful measures of performance and the Company uses these measures as an indication of the strength of the company and its ability to generate cash.

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES — (CONTINUED)

(Dollars in millions, except full-year 2018 and 2019 estimates)

(Unaudited)

		Full-Year Estimated	Full-Year Estimated
Return on Invested Capital (non-GAAP measure) (in millions)	Full-Year 2017	2018 (in billions)	2019 (in billions)

Net income including non-controlling interest	$4,869	$5.3 to $5.5	$6.2 to $6.5
Interest expense (after-tax) (1)	208	$0.3	$0.4
Adjusted net income (Return)	$5,077	$5.6 to $5.8	$6.6 to $6.9

Average shareholders’ equity (including non-controlling interest) (2)	$11,627	$10.5 to $11.5	$12.0 to $13.0
Average short-term and long-term debt (3)	12,156	$14.5 to $15.5	$15.5 to $17.0
Average invested capital	$23,783	$25.0 to $27.0	$27.5 to $30.0

Return on invested capital (non-GAAP measure) (c)	21.3%	20% +	22% to 25%

(1) Effective income tax rate used for interest expense	35.5%	23% to 25%	20% to 22%

(2) Calculation of average equity (includes non-controlling interest)
Ending total equity as of:
March 31	$11,040
June 30	11,644
September 30	12,202
December 31	11,622
Average total equity	$11,627

(3) Calculation of average debt
Ending short-term and long-term debt as of:
March 31	$11,711
June 30	11,301
September 30	11,663
December 31	13,949
Average short-term and long-term debt	$12,156

(c)                                  Return on Invested Capital (ROIC) is not defined under U.S. generally accepted accounting principles. Therefore, ROIC should not be considered a substitute for other measures prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines ROIC as adjusted net income (net income including non-controlling interest plus after-tax interest expense) divided by average invested capital (equity plus debt). The Company believes ROIC is meaningful to investors as it focuses on shareholder value creation.

About 3M

At 3M, we apply science in collaborative ways to improve lives daily. With $32 billion in sales, our 91,000 employees connect with customers all around the world.

Contacts

3M

Investor Contacts:

Bruce Jermeland, 651-733-1807

or

Tony Riter, 651-733-1141

or

Media Contact:

Lori Anderson, 651-733-0831